Exhibit 10.26

FORM OF

CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

This CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [   ], 2016, is by and between American Renal Associates LLC, a Delaware limited liability company (“Assignor”), and Term Loan Holdings LLC, a Delaware limited liability company (“NewCo”).

W I T N E S S E T H:

WHEREAS, Assignor has executed and delivered, with [   ] majority-owned affiliates of Assignor listed as “Borrowers” in a computer file (marked as “NewCo Borrowers”) delivered to NewCo on the date hereof (each a “Borrower” and collectively the “Borrowers”), sets of loan documents, consisting of, with respect to each Borrower, a Loan and Security Agreement, a Revolving Note, a Term Loan Note (in some instances, referred to as a Term Note), and two (2) or more Guaranties (in some instances, referred to as Personal Guaranties), all as more fully described in the loan summaries (the “Loan Summaries”) set forth in a computer file (marked as “Loan Summaries”) delivered to NewCo on the date hereof (collectively, and as further defined below, the “Loan Documents”); and

WHEREAS, Assignor desires to contribute, assign, transfer, convey and deliver to NewCo, and NewCo desires to accept and assume from Assignor, all of Assignor’s right, title and interest in and to the indebtedness and obligations of the Borrowers arising pursuant to the Term Loan Notes and Term Notes (each a “Term Loan,” and, collectively, the “Term Loans”), along with all of Assignor’s right, title and interest in, to and under the other Loan Documents to the extent pertaining to the Term Loans, including, without limitation, all of Assignor’s right, title and interest in and to the security interest granted to Assignor by each of the Borrowers in the Collateral securing each Term Loan and all remedies, in each case on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and NewCo hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Certain Definitions.  Capitalized terms used herein shall either have the meanings assigned to them in the Loan Documents, assigned to them in other Sections of this Agreement or as assigned to them below:

“Agreement” has the meaning set forth in the preamble to this Contribution, Assignment and Assumption Agreement.

“Assignor” has the meaning set forth in the preamble to this Agreement.

“Assignor’s Retained Rights” means, subject to NewCo’s rights with respect to the Term Loans arising under this Agreement: (a) all of Assignor’s rights under the Loan Documents pertaining to the Obligations arising thereunder with respect to the Revolving Loans; (b) the right to reimbursement from Obligors with respect to advances made by Assignor to pay Taxes or insurance premiums, provided that the same shall not be included in Assignor’s Retained Rights upon reimbursement of the same by NewCo; and (c) the right to the payment of indemnities and insurance proceeds and payments made pursuant to general liability claims, in each case which are now or hereafter payable to Assignor, in its capacity as lender or secured party under the Loan Documents, to the extent such payments or proceeds relate to events and periods prior to the Closing Date with respect to the Term Loans.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or national holiday, or a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Closing Date” means the date hereof.

“Collateral” with respect to a particular Borrower means such term as defined in the applicable Loan and Security Agreement.

“Contribution and Assignment” has the meaning set forth in Section 2.1 hereof.

“Default” means an Event of Default, an event of default or similar event (however designated or defined) under any Loan Document.

“Guarantors” means with respect to each Term Loan, the Guarantors named in the Loan Summary with respect to such Term Loan.

“Insolvency” means that there shall have occurred one or more of the following events with respect to a particular Borrower: dissolution; liquidation; termination of existence; “insolvency” within the meaning of the United States Bankruptcy Code or other applicable statute; or appointment of a receiver of any part of the property of, execution of a trust mortgage or any assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors by or against such Borrower, or the offering of a plan to creditors of such Borrower for composition or extension, except for any involuntary proceeding commenced against such Borrower which is dismissed within 60 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

“Lien” means any security interest, pledge, lien, charge, disposition of title, encumbrance, lease, mortgage sublease, right of others of any kind, including any thereof arising under any conditional sales or other title retention agreement.

“Loan and Security Agreement” means the Loan and Security Agreements listed among the Loan Documents on the Loan Summaries.

“Loan Documents” means those Loan Documents listed in the first “Whereas” clause above, along with certificates of Borrowers and the guarantors party thereto, and any other agreements, documents, certificates or instruments evidencing a payment obligation under or providing security for a particular Term Loan or Revolving Loan or otherwise relating to such Term Loan or Revolving Loan (and all exhibits, addenda, schedules and amendments thereto), whether in paper form or stored in an electronic medium, including, without limitation, those documents listed on the Loan Summaries.

“Loan Servicing Agreement” means that certain Loan Servicing Agreement, dated as of [ ], 2016 (as the same may be amended, supplemented or modified) by and among Assignor and NewCo.

“Loan Summaries” has the meaning set forth in the preamble to this Agreement.

“NewCo” has the meaning set forth in the preamble of this Agreement.

“Obligations” means, with respect to any Borrower, “Obligations” as such term is defined in the applicable Loan and Security Agreement.

“Obligor” means any Borrower, Guarantor or other party named as an obligor in any Loan Document.

“Permitted Liens” means (a) rights of Assignor under the Loan Documents, including, without limitation, Liens in favor of Assignor in Collateral securing Assignor’s Retained Rights; (b) Liens for Taxes not yet due and payable; (c) Liens for Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been taken; (d) Liens with respect to obligations not yet due and payable arising in the ordinary course of Borrower’s business created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs; (e) any other Lien with respect to which an Obligor is contesting such Lien in good faith by appropriate proceedings and such Lien does not subject the Collateral subject thereto to imminent risk of foreclosure or seizure; and (f) other Liens consisting of purchase money security interests for office furniture and equipment arising in the ordinary course of Borrower’s business.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Revolving Loans” means indebtedness and obligations of the Borrowers arising pursuant to the Revolving Notes listed in the Loan Summaries.

“Secured Parties” means each of Assignor and Newco and their permitted successors, assigns and transferees.

“Taxes” means any and all federal, state and local taxes, fees, charges or assessments of any nature upon or pertaining to a Term Loan or a Revolving Loan (and Loan Documents and Collateral relating thereto) levied or assessed at any time.

Section 1.2            Interpretations.  In this Agreement (a) any reference to the “best knowledge” of either party shall be deemed to be after due inquiry of such party with respect to the matter in question, (b) any reference to either party’s “knowledge” shall be deemed to be actual knowledge of such party of particular facts or events, which knowledge is acquired in the ordinary course of the business of such party, without special inquiry and (c) all references to the singular shall include the plural, and vice versa.

ARTICLE II

CONTRIBUTION AND ASSIGNMENT

Section 2.1            Contribution and Assignment.  Assignor hereby contributes, assigns, transfers, conveys and delivers to NewCo, and NewCo hereby accepts and assumes from the Assignor, as of the Closing Date, all of Assignor’s rights, title, and interest with respect to all of the Term Loans, and the Loan Documents and the Collateral as they pertain to such Term Loans, together with all of the obligations of Assignor in its capacity as lender under the applicable Loan Documents to the extent such obligations pertain to such Term Loans (the “Contribution and Assignment”).  For the avoidance of doubt, NewCo and Assignor acknowledge and agree that the Contribution and Assignment shall not include any assignment of Assignor’s Retained Rights or assumption of Assignor’s obligations with respect to or arising under any of the Loan Documents to the extent they pertain to the Revolving Loans.

Section 2.2            Issuance of NewCo Interests.  As consideration and in exchange for the Contribution and Assignment, NewCo hereby issues and delivers to Assignor [•] membership interests of NewCo (the “NewCo Interests”), free and clear of any and all Liens.  The NewCo Interests, together with the membership interests of NewCo held by Assignor prior to the Closing Date, constitute one hundred percent (100%) of the membership interests of NewCo as of the date hereof.

Section 2.3            Cutoff Date.  The parties acknowledge that the Loan Summaries were prepared as of the close of business on the Closing Date.  Accordingly, the parties agree that, subject to the provisions of Article V hereto, all payments and transactions involving the Term Loans occurring after the Closing Date are for the account of NewCo.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1            Representations of Assignor.  Assignor represents and warrants to NewCo that, as of the Closing Date, with respect to each Term Loan contributed hereunder:

(a)           Principal of Term Loans.  The outstanding principal amount of each Term Loan is set forth in the amortization schedule delivered to NewCo on or prior to the Closing Date.

(b)           Ownership; Security Interest.  Assignor is the sole legal, record and beneficial owner of each Term Loan, free and clear of all Liens in favor of third parties, other than Permitted Liens.  Subject to Permitted Liens, Assignor’s Lien on the Collateral securing each Term Loan is a first priority Lien which has been properly perfected, and by the execution and delivery hereof Assignor has assigned to NewCo all of its rights and title to, and interest in, its security interest in the Collateral with respect to the Term Loans.  Subject to the terms contained herein, Assignor hereby affirmatively authorizes NewCo to take any actions NewCo reasonably believes to be necessary or appropriate to evidence NewCo’s rights acquired pursuant to and as contemplated by this Agreement.

Section 3.2            No Other Representations and Warranties.

(a)           No Other Warranties.  THE REPRESENTATIONS AND WARRANTIES OF ASSIGNOR IN SECTIONS 3.1 ABOVE ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.  THERE ARE NO REPRESENTATIONS OR WARRANTIES REGARDING THE TERM LOANS OR REVOLVING LOANS, THE OBLIGORS, THE COLLATERAL OR ASSIGNOR EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

(b)           NewCo Acknowledgments.  Notwithstanding anything to the contrary contained herein or otherwise, NewCo acknowledges and agrees that Assignor, in its capacity as the lender under any of the Loan Documents (as distinguished from Assignor in its capacity as a Guarantor) shall have no obligation to NewCo with respect to, and makes no warranties or representations regarding, express or implied, the creditworthiness, financial condition or solvency of any Obligor or the value of Collateral.  Except as otherwise expressly provided in this Agreement, Assignor, in its capacity as Assignor (as distinguished from its capacity as Guarantor), shall have no obligations to NewCo by reason of any breach or default by any Obligor under the Loan Documents or in the event that any Term Loan shall prove to be uncollectible.  NewCo hereby acknowledges further and agrees for the benefit of Assignor, in its capacity as Assignor, that Assignor, in its capacity as Assignor (as distinguished from its capacity as Guarantor),  has not made any representations or warranties to NewCo, except as expressly set forth in this Agreement.

ARTICLE IV

COVENANTS

Section 4.1            Covenants of Assignor.  Assignor covenants with NewCo as follows:

(a)           Non Interference; Turnover of Funds.  Assignor shall not make any demands for any payments payable on the Term Loans (or any other Obligations expressly relating thereto) on or after the Closing Date and shall not take any action with respect to the Term Loans under any of the Loan Documents or otherwise at any time after the Closing Date, in each case except to the extent permitted pursuant to this Agreement and Article II of the Loan Servicing Agreement.  In the event Assignor receives any payment which NewCo is entitled to receive on account of any of the Term Loans then, subject to the provisions of Article V of this Agreement and any applicable provision of the Loan Servicing Agreement, Assignor shall deliver the amount of such payment to NewCo promptly upon receipt, with clear and appropriate detail thereof.  Assignor acknowledges that its receipt of any such payments is as fiscal agent for the benefit of NewCo.

(b)           Further Assurances.  Subject to the provisions of Article V hereto, Assignor shall execute and deliver all such instruments or cause such instruments to be executed and delivered, and take such further actions or cause such actions to be taken, as NewCo reasonably may request, in order to give full effect to this Agreement and the transactions contemplated herein.

(c)           Inspection of Loan Documents and Records, Audits.  Assignor shall make the Loan Documents, all books and records and other information maintained by Assignor pertaining to the Term Loans available for inspection and copying by NewCo as provided in Article IV of the Loan Servicing Agreement.

Section 4.2            Covenants of NewCo.  NewCo covenants with Assignor as follows:

(a)           Non Interference; Turnover of Funds.  NewCo shall not make any demands for any payments from any Obligor in respect of any of Assignor’s Retained Rights and shall not take any action with respect to any of Assignor’s Retained Rights under any of the Loan Documents or otherwise at any time, in each case except to the extent permitted pursuant to this Agreement and Article II of the Loan Servicing Agreement.  In the event NewCo receives any payment which Assignor is entitled to receive on account of any of Assignor’s Retained Rights, subject to the provisions of Article V of this Agreement, NewCo shall deliver the amount of such payment to Assignor promptly upon receipt, with clear and appropriate detail thereof.  NewCo acknowledges that its receipt of any such payments is as fiscal agent for the benefit of Assignor.

(b)           Further Assurances.  Subject to the provisions of Article V hereto, NewCo shall execute and deliver all such instruments or cause such instruments to be executed and delivered, and take such further actions or cause such actions to be taken, as Assignor reasonably may request, in order to give full effect to this Agreement and the transactions contemplated herein.

(c)           Return of Loan Documents.  Upon payment in full of all amounts owed by the applicable Obligor with respect to a Term Loan, NewCo shall promptly return to each Borrower any original Loan Document relating to such Term Loan then in NewCo’s possession (including but not limited to any original promissory note evidencing such Borrower’s Term Loan (marked paid in full)).

Section 4.3            Tax Returns.  On and after the Closing Date, Assignor and NewCo shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party to aid in the preparation of any regulatory filing, financial statement or tax return; provided, however, that any such additional documents must not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement.  Notwithstanding the foregoing, neither Assignor nor NewCo shall be obligated to provide to the other its federal or state tax returns.

ARTICLE V

INTERCREDITOR ARRANGEMENTS

Section 5.1            Equal Priority of Liens.

(a)           Each Secured Party hereby acknowledges and agrees that (i) upon the consummation of the Contribution and Assignment and all related transactions contemplated by this Agreement, each Secured Party will hold a perfected security interest in the Collateral, (ii) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any obligations granted in the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Loan Documents or any defect or deficiencies in the Liens securing such obligations or any other circumstance whatsoever, the Liens securing such obligations on any Collateral shall be of equal priority, whether or not in connection with any Insolvency or related proceeding, and (iii) subject to the limitations of Section 5.3 hereof, each of Assignor and NewCo may exercise the rights of a secured creditor under the terms of each Loan and Security Agreement to the fullest extent provided therein and by applicable law.

(b)           In furtherance of the foregoing, Assignor shall (i) file UCC-3 amendments to the financing statements previously filed by Assignor to perfect its security interests in the Collateral of the Borrowers, evidencing NewCo as an additional secured party, and (ii) arrange for the delivery of certificates of Insurance evidencing each Borrower’s compliance with the requirements of each Loan and Security Agreement naming NewCo as “additional insured” and “loss payee.”

Section 5.2            Bailee.  Assignor shall hold all Collateral that constitutes possessory collateral (including but not limited to the Term Loan Notes) in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of NewCo and any assignee solely for the purpose of perfecting the security interest granted in such Collateral, if any; provided that Assignor shall, at any time upon NewCo’s written request, promptly deliver any of the Term Loan Notes and corresponding allonges to NewCo (or otherwise allow NewCo to obtain control of such Possessory Collateral).

Section 5.3            Actions with Respect to Collateral. Each Secured Party hereby agrees that it will not (and hereby waives any right to) take any action under any Loan Document with respect to any Collateral, including, without limitation, foreclosing as provided under the terms of any applicable Loan and Security Agreement after a Default or releasing any Lien on any Collateral, without the prior written consent of the other Secured Parties, which consent shall not be unreasonably withheld.

Section 5.4            Application of Payments and Proceeds.

(a)           During such time as there is no outstanding Default, (i) Assignor may retain any payment it receives from a Borrower intended to repay the outstanding principal balance of a Revolving Loan or interest thereon in the ordinary course of business consistent with past practices and may apply such payment as so intended and (ii) NewCo may retain any payment it receives from a Borrower intended to repay or prepay the outstanding principal balance of a Term Loan or interest thereon in the ordinary course of business consistent with past practices and may apply such payment as so intended.

(b)           Notwithstanding anything to the contrary contained in this Agreement or in any Loan Document, during any such time as there is in existence a Default with respect to a particular Borrower, all payments, Collateral, and proceeds (including but not limited to any proceeds resulting from the exercise by any Secured Party of its rights under the applicable Loan and Security Agreement in accordance with the terms set forth in Section 5.3 hereof), and received by any Secured Party under such Loan Document (including, for the avoidance of doubt, as a result of any suit or any Insolvency or related proceeding) from or with respect to such Borrower shall be distributed first, to pay any fees and expenses incurred under, and in accordance with, the terms set forth in the Loan Servicing Agreement, and second, ratably among all Secured Parties in proportion to the aggregate amount of Obligations to which such Secured Party is then entitled in accordance with such Loan Document.

Section 5.5            Amendments to Loan Documents.  Unless otherwise specifically contemplated in this Agreement,

(a)           NewCo shall not, without the prior written consent of Assignor, enter into any agreement or take any action directly or indirectly: (i) permitting amendment or modification of, or deviation from, any of the terms of any Loan Document except to the extent such amendment or modification relates solely to the Term Loans and otherwise is not inconsistent with the terms of this Agreement; (ii) releasing any Obligor from any liability under any Loan Document, except to the extent such release relates solely to the Term Loans; (iii) terminating any Lien securing any of the Revolving Loans; or (iv) accelerating or otherwise changing the payment terms of any Loan Document with respect to any Revolving Loan; and

(b)           Except to the extent otherwise permitted under the Loan Servicing Agreement, Assignor shall not, without the prior written consent of NewCo, enter into any agreement or take any action directly or indirectly: (i) permitting amendment or modification of, or deviation from, any of the terms of any Loan Document except to the extent such amendment or modification relates solely to the Revolving Loans or any other of Assignor’s Retained Rights and otherwise is not inconsistent with the terms of this Agreement; (ii) releasing any Obligor from any liability under any Loan Document, except to the extent such release relates solely to the Revolving Loans or any other of Assignor’s Retained Rights; (iii) terminating any Lien securing any of the Term Loans; or (iv) accelerating or otherwise changing the payment terms of any Loan Document with respect to any Term Loan.  Notwithstanding the foregoing, Assignor may, without NewCo’s consent, amend one or more Guarantee(s) of any Term Loan (and make conforming changes to Guarantee(s) of the related Revolving Loan) to reflect a reduction (or increase) in the Maximum Liability (as such term is defined in each Guaranty) thereunder, which amendment shall be consistent with the reduction (or increase) of such Guarantor’s Ownership Interest (as defined in each Guaranty) in the Borrower of such

Term Loan, but only in the event that another member of Borrower has executed a Guaranty or amended a Guaranty of such Term Loan in favor of NewCo to cover such other member’s increase (or reduction) in Maximum Liability so that at all times 100% of the members of a Borrower guaranty the Guaranteed Obligations (as defined in each Guaranty) in a maximum amount not to exceed such member’s Ownership Percentage in such Borrower.

ARTICLE VI
INDEMNIFICATION

Section 6.1            Assignor’s Indemnification.  Assignor hereby agrees to defend, indemnify and hold NewCo, including NewCo’s affiliates, successors and assigns and their respective officers, directors, employees, shareholders, counsel and other representatives, harmless from and against any and all loss, cost, damage, injury or expense (including, without limitation, court costs and reasonable attorneys’ fees) wheresoever and howsoever arising which any of such Persons may incur or suffer to the extent arising out of (a) any breach by Assignor of any of the warranties, representations, certifications, covenants or other obligations of Assignor set forth in this Agreement, (b) any acts or omissions of Assignor, its officers, directors, shareholders, agents or employees relating to Assignor’s Retained Rights, or (c) events occurring prior to the Closing Date and pertaining to the Term Loans or any transaction with any Obligor pertaining thereto.

Section 6.2            NewCo’s Indemnification.  NewCo hereby agrees to defend, indemnify and hold Assignor, including Assignor’s affiliates, successors and assigns and their respective officers, directors, employees, shareholders, counsel and other representatives, harmless from and against any and all loss, cost, damage, injury or expense (including, without limitation, court costs and reasonable attorneys’ fees) wheresoever and howsoever arising which any of such Persons may incur or suffer to the extent arising out of (a) any breach by NewCo of any of the warranties, representations, certifications, covenants or other obligations of NewCo set forth in this Agreement, or (b) events occurring after the Closing Date and pertaining to the Term Loans or any transaction with any Obligor pertaining thereto, other than those acts or omissions of NewCo, its officers, directors, shareholders, agents or employees taken at Assignor’s request with respect to Assignor’s Retained Rights or any breach by Assignor of its representations, warranties, covenants or other obligations hereunder.

Section 6.3            Survival of Indemnity.  Notwithstanding anything to the contrary contained herein or otherwise, NewCo and Assignor agree that the provisions of this Article VI shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Survival.  The covenants, agreements, representations and warranties made herein by Assignor and NewCo shall survive the execution and delivery of this Agreement.

Section 7.2            Amendments.  This Agreement may not be altered, modified or amended except by a writing signed by the party against whom such alteration, modification or amendment is sought to be enforced.

Section 7.3            Successors and Assigns.  The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors, assigns and transferees of the parties hereto.

Section 7.4            Notices.  All notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by a nationally recognized overnight delivery service, or telecopy, with all charges prepaid, to the applicable party at the addresses set forth below or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.  All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) Business Days after being postmarked, or (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused.

If to NewCo:	Term Loan Holdings LLC 375 Park Avenue, 12th Floor New York, New York 10152 Facsimile: (212) 672-5001 Attention: Steven M. Silver Jared S. Hendricks
If to Assignor:	American Renal Associates LLC 500 Cummings Center, Suite 6550 Beverly, Massachusetts 01915 Facsimile: (978) 232-4060 Attention: General Counsel

Section 7.5            Notices of Assignment.  Contemporaneously with the closing of the transactions contemplated by this Agreement, NewCo is providing a notice of the Contribution and Assignment to American Renal Management LLC, as manager of each of the Borrowers.

Section 7.6            Severability.  The provisions hereof shall be deemed independent and severable, and a determination of invalidity or partial invalidity or unenforceability of any one provision or portion thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

Section 7.7            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 7.8            Captions.  The captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

Section 7.9            Further Assurance.  Each party hereto shall execute and deliver all such further instruments and documents as reasonably may be requested by the other party in order to carry out fully the intent and accomplish the purposes of this Agreement and the transactions referred to herein.

Section 7.10          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, it being understood that the parties need not sign the same counterpart.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 7.11          Entire Agreement.  This Agreement and the Loan Summaries contain the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior agreements between the parties hereto with respect to such matters.  Nothing in this Agreement shall be deemed to constitute an amendment or modification of, and this Agreement shall not in any way amend or modify, any of the Loan Documents.

Section 7.12          Waivers; Remedies Cumulative.  No waiver of any provision of this Agreement, or consent to any departure by Assignor or NewCo therefrom, shall be effective unless it is in writing and signed by the party to be affected thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of either party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of each party provided herein are exclusive of any other rights or remedies provided by law.

Section 7.13          Waiver of Consequential Damages.  If and to the extent any party shall be in default under this Agreement, the party claiming damages as a result of such default hereby waives its right to make a claim for any consequential damages which such party has suffered as a result of such default.

Section 7.14          Waiver of Trial by Jury.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY SUCH LITIGATION SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 7.15          Assignment or Sale.  In the event that NewCo assigns or sells all or any part of its interest in the Term Loans to a third party or parties, such third parties shall agree in writing to be bound by the terms hereof with respect to Assignor’s Retained Rights and shall succeed to all of the rights and obligations of NewCo hereunder for the portion purchased, and this Agreement shall remain in full force and effect with respect thereto.  In the event that

Assignor assigns or sells all or any part of Assignor’s Retained Rights to a third party or parties, such third parties shall agree in writing to be bound by the terms hereof and shall succeed to all of the rights and obligations of Assignor hereunder for the portion purchased, and this Agreement shall remain in full force and effect with respect thereto.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, NewCo and Assignor have executed this Contribution, Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:	AMERICAN RENAL ASSOCIATES LLC

By:
(Signature)

(Printed Name and Title)

NEWCO:	TERM LOAN HOLDINGS LLC

By:
(Signature)

(Printed Name and Title)